EXHIBIT 99.1

Storage Technology Corporation                                303 673.5020 phone
One StorageTek Drive
Louisville, CO 80028-4130







NEWS RELEASE                                                   [STORAGETEK LOGO]


Contact: Karla J. Kimrey
         Vice President, Investor Relations
         303-673-3388
         karla_kimrey@storagetek.com


   STORAGETEK ANNOUNCES THIRD QUARTER REVENUE IMPROVEMENT AND EARNINGS GROWTH

                         Net Income Increases 33 Percent

LOUISVILLE, Colo., October 22, 2002 - StorageTek (Storage Technology Corp., NYSE:STK) today announced third quarter 2002 net income of $23.9 million, or $0.22 diluted earnings per share. These amounts compare to net income of $17.9 million, or $0.17 diluted earnings per share, for the third quarter of 2001. Revenue for the third quarter of 2002 was $501.7 million compared to $498.0 million for the third quarter of 2001.

Net income for the first nine months of 2002 was $49.0 million, or $0.46 diluted earnings per share, compared to $27.2 million, or $0.26 diluted earnings per share, for the first nine months of 2001. Revenue for the first nine months of 2002 was $1.45 billion compared to $1.48 billion for the first nine months of 2001.

"We were very pleased to deliver this positive financial performance in such a difficult market," said Patrick J. Martin, StorageTek chairman, president and chief executive officer. "The fact that customers are choosing our storage solutions is evidence of our strong value proposition. This quarter we saw strong revenue growth in storage services, disk and networking and we believe we gained market share in our automated tape solutions."

Revenue from storage services increased 11 percent over the third quarter of last year. Service margins improved to 45 percent for the third quarter of 2002 from 42 percent for the third quarter of 2001. "While the environment continues to be challenging, we are still bringing desired products and services to our customers to help them meet their ever-increasing needs," said Martin.

Financial highlights for the quarter include a cash balance of $550 million, quarterly cash flow from operations of approximately $65 million and an inventory balance of $115 million, the lowest level in 13 years. "A true indicator of a corporation's success in execution is evidenced by a constantly improving balance sheet," said Robert Kocol, StorageTek's chief financial officer. "The third quarter results confirm that we are moving forward and are focused on delivering strong cash flows and improving financial results."
                                     -more-

STORAGETEK ANNOUNCES THIRD QUARTER RESULTS                                 2/2/2

StorageTek will conduct the third quarter financial results conference call at 5:00 p.m. ET today. Please join us for a live audio webcast at http://storagetek.shareholder.com/medialist.cfm. If you prefer to join via telephone line, please dial 800-406-6465 at least 5 minutes prior to the start of the call. International participants should dial 913-981-5574.

A replay of the call will be available on the web. The replay will also be available beginning at 7:30 p.m. ET on October 22 through midnight on Sunday, October 27, by dialing 888-203-1112. If calling internationally, dial 719-457-0820. Use pass code 509994.

This press release contains certain statements, projections and forecasts regarding StorageTek's future business plans, financial results, products and performance that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as "may," "will," "should," "expects," "plans," "anticipates," and "believes." There are a number of risks and uncertainties that could cause the company's actual results to differ materially.

Some of these risks and uncertainties include the Company's ability to develop, manufacture and market new products and services successfully; the effect of product mix and distribution channel mix on gross margins; the Company's ability to continue to increase productivity; the ability to develop and protect intellectual property and other legal rights; customer acceptance of new technologies and standards; competitive pricing pressures; availability of supplies; significant changes in the Company's management team during the last year; and general economic conditions and other risks described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that are filed with the Securities and Exchange Commission and which are available on the SEC's website.

About StorageTek
StorageTek (NYSE: STK), a $2 billion worldwide company with headquarters in Louisville, Colo., delivers a broad range of storage solutions for digitized data. StorageTek solutions are easy to manage and allow universal access to data across servers, media types and storage networks. StorageTek is the innovator and global leader in virtual storage solutions for tape automation, disk storage systems and storage networking and is a voting member of the SNIA. Because of StorageTek, customers can manage and leverage their digital assets as their businesses grow and can maximize IT productivity to ensure enterprise-class business continuity. For more information, see www.storagetek.com, or call 1.800.786.7835.


                                     -more-

                           STORAGE TECHNOLOGY CORPORATION
                       CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                      (In Thousands, Except Per Share Amounts)


                                      QUARTER ENDED        NINE MONTHS ENDED
                                   --------------------  ----------------------
                                   09/27/02    09/28/01   09/27/02    09/28/01
                                   --------    --------  ----------  ----------

Revenue
  Storage products                 $307,335   $322,960   $  889,379  $  974,591
    Gross profit margin                  46%        46%          44%         45%

  Storage services                  194,370    175,039      560,167     504,361
    Gross profit margin                  45%        42%          44%         40%
                                    -------    -------    ---------   ---------

    Total revenue                   501,705    497,999    1,449,546   1,478,952

Cost of revenue                     273,520    275,972      808,123     839,886
                                    -------    -------    ---------   ---------

    Gross profit                    228,185    222,027      641,423     639,066
    Gross profit margin                  45%        45%          44%         43%

Research and product development
 costs                               53,354     60,563      162,385     185,770
Selling, general, administrative,
 and other income and expense, net  141,958    135,055      412,952     414,138
                                    -------    -------    ---------   ---------

    Operating profit                 32,873     26,409       66,086      39,158

Interest income                       2,837      2,465        7,439       7,222
Interest expense                       (540)    (1,759)      (1,568)     (5,219)
                                    -------    -------    ---------   ---------

    Income before income taxes       35,170     27,115       71,957      41,161

Provision for income taxes          (11,300)    (9,200)     (23,000)    (14,000)
                                    -------    -------    ---------   ---------

    Net income                     $ 23,870   $ 17,915   $   48,957  $   27,161
                                    =======    =======    =========   =========



EARNINGS PER SHARE

Basic earnings per share           $   0.23   $   0.17   $     0.47  $     0.26
                                    =======    =======    =========   =========

Weighted-average shares             105,268    103,352      104,903     102,886
                                    =======    =======    =========   =========

Diluted earnings per share         $   0.22   $   0.17   $     0.46  $     0.26
                                    =======    =======    =========   =========

Weighted-average and dilutive
 potential shares                   107,121    105,140      107,360     104,500
                                    =======    =======    =========   =========








SUPPLEMENTARY FINANCIAL DATA - STORAGE PRODUCTS REVENUE


    Tape products                  $239,736   $258,125   $  702,500  $  791,325
    Disk products                    33,309     23,500       88,570      75,098
    Network and other products       34,290     41,335       98,309     108,168
                                    -------    -------    ---------   ---------
      Total products               $307,335   $322,960   $  889,379  $  974,591
                                    =======    =======    =========   =========

                  STORAGE TECHNOLOGY CORPORATION
                   CONSOLIDATED BALANCE SHEETS
                    (In Thousands of Dollars)


                                          09/27/02
                                         (Unaudited)   12/28/01
                                         -----------  ----------
ASSETS
Current assets:
  Cash and cash equivalents              $  549,957   $  453,217
  Accounts receivable                       506,886      505,630
  Inventories                               115,250      183,980
  Deferred income tax assets                 95,352       95,459
  Other current assets                        2,307       16,240
                                          ---------    ---------

     Total current assets                 1,269,752    1,254,526

Property, plant, and equipment              252,457      232,289
Spare parts for maintenance                  37,856       35,674
Deferred income tax assets                  121,359      121,826
Other assets                                122,237      114,568
                                          ---------    ---------

     Total assets                        $1,803,661   $1,758,883
                                          =========    =========


LIABILITIES
Current liabilities:
  Credit facilities                      $        -   $   73,401
  Current portion of long-term debt             754          812
  Accounts payable                           94,354       66,648
  Accrued liabilities                       382,457      361,113
  Income taxes payable                      214,503      212,566
  Other current liabilities                  16,425            -
                                          ----------   ---------

     Total current liabilities              708,493      714,540

Long-term debt                                9,923        9,523
                                          ---------    ---------

     Total liabilities                      718,416      724,063
                                          ---------    ---------


STOCKHOLDERS' EQUITY
Common stock, $0.10 par value                10,617       10,503
Capital in excess of par value              895,777      875,379
Retained earnings                           199,086      150,129
Accumulated other comprehensive
 income (loss)                               (8,456)       7,642
Treasury stock                               (3,777)      (3,777)
Unearned compensation                        (8,002)      (5,056)
                                          ---------    ---------

     Total stockholders' equity           1,085,245    1,034,820
                                          ---------    ---------

     Total liabilities and stockholders'
      equity                             $1,803,661   $1,758,883
                                          =========    =========



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